News From

Buena, NJ 08310

Release Date: August 15, 2006	Exhibit 99.1

Contact:	Frank Gerardi
Chairman & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI, INC. ANNOUNCES HIGHLIGHTS & RESULTS FOR SECOND QUARTER 2006

BUENA, NJ August 15, 2006 - IGI, INC. (AMEX: IG) a technology company focused on the development of custom products using the patented Novasome® delivery technology today announces highlights and earnings for second quarter of 2006.

Highlights

*	IGI revenues for 2nd quarter 2006 increased by $236,000, or 41%, compared to 1st quarter 2006
*	MIAJ™ anti-aging skin care line launched in July 2006
*	New products formulated for new and existing customers
*	R&D revenues recorded for products to be launched in fourth quarter 2006

"Our proprietary Miaj™ anti-aging line of new products is being well received and our nano-particle Novasome® delivery technology is moving forward with new dermatologic and cosmeceutical products," stated Frank Gerardi, Chairman and CEO.

Second Quarter 2006 Financial Results

Total revenues for the six months ended June 30, 2006 were $1,398,000 compared to $1,600,000 for the six months ended June 30, 2005. The decrease is partially due to the discontinuation of product sales for Estee Lauder in 2006 compared to $386,000 of product sales in the six months ended June 30, 2005 offset by higher royalty revenues from Estee Lauder of $17,000 and higher product sales to Albrian International of $164,000. The remainder of the decrease in royalty revenues related to J&J. R&D revenues of $163,000 for the six months ended June 30, 2006 relate to fees paid to the Company by Genesis Pharmaceutical for product development services in connection with their new product line to be launched in the fourth quarter of 2006 compared to $6,000 for the six months ended June 30, 2005.

Cost of sales was $711,000 for the six months ended June 30, 2006 compared to $767,000 for the six months ended June 30, 2005. As a percentage of product sales, cost of sales was 83% for the six months ended June 30, 2006 and 70% for the six months ended June 30, 2005. The increase in cost of sales as a percentage of product sales relates to the higher overhead and lower absorption of costs in 2006.

Selling, general and administrative expenses were $900,000 for the six months ended June 30, 2006 compared to $673,000 for the six months ended June 30, 2005. The increase in expenses was a result of a higher cost of shareholder reports in 2006 of $30,000, higher sales & marketing expenses of $60,000 relating to our new product line, Miaj™, higher salary expense in the finance department as a result of an additional support person being added in July of 2005 which amounted to $25,000, a reallocation of the business insurance expense to the finance department of $21,000 and higher professional fees of $68,000.

Interest expense for six months ended June 30, 2006 of $70,000 was related to the short term note payable.

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Net loss for the six months ended June 30, 2006 was $820,000 compared to $374,000 for the six months ended June 30, 2005. The increase in net loss related to the decrease in revenues and higher selling, general and administration costs for the quarter ended June 30, 2006.

The Company's operating activities used $594,000 of cash during the six months ended June 30, 2006 compared to $423,000 used in the comparable period of 2005. This use of cash is substantially related to the net loss for the Company.

The Company investing activities used no cash in the six months ended June 30, 2006 compared to $68,000 used in investing activities in the first three months of 2005. The money used represents capital expenditures to purchase machinery and equipment related to the electroless nickel boride finishing operations in 2005.

The Company's financing activities provided $253,000 of cash in the six months ended June 30, 2006 compared to $325,000 provided by financing activities in the six months ended June 30, 2005. The cash provided in 2005 and 2006 represents proceeds from the exercise of stock options.

Currently, the Company's cash from operations are not sufficient to maintain operations or provide financing for the Company's future growth and business plan. In order to generate the working capital needed, the Company has signed an agreement of sale for a sale-leaseback of our corporate building for $1,600,000, to be accounted for as a financing transaction and a sale of a vacant parcel of land adjacent to our building for $225,000. The closing of the sale-leaseback transaction is subject to a contingency and is terminable by either party on or after August 17, 2006 if the contingency is not met by such date. Upon the earlier of the closing of the sale-leaseback transaction or September 30, 2006, the Company must repay the $1,000,000 loan provided to the Company by Univest Management EPSP an entity controlled by Frank Gerardi, its Chief Executive Officer, together with accrued interest, which accrued interest, as of June 30, 2006 was approximately $90,000. If the sale-leaseback transaction does not materialize, the Company will be forced to seek alternative funding, of which there can be no assurance. If consummated, this transaction if accompanied by an increase in product sales that the Company hopes to achieve during 2006 through new business arrangements may be sufficient to provide the capital needed to fund the Company through the end of August 2007. The Company received a $30,000 refundable deposit in the first quarter of 2006 relating to the sale-leaseback transaction. The Company's ability to continue as a going concern is ultimately dependent on its ability to increase sales to a level that will allow it to operate profitably and sustain positive operating cash flows.

Our business operations have been partially funded over the past two years through the exercise of stock options by our directors and officers. If necessary, we may continue to seek additional capital through the sale of our equity. We may accomplish this via a strategic alliance with a third party. There may be additional acquisition and growth opportunities that may require external financing. There can be no assurance that such financing will be available or available on terms acceptable to the Company.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® lipid vesicle encapsulation technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, low potential for irritations, controlled and sustained release as well as improved stability. IGI has licensed Novasome® lipid vesicle encapsulation technology to leading global dermatological and skin care companies including Johnson & Johnson Consumer Products, Inc., Estee Lauder Companies, Chattem Inc., Genesis Pharmaceutical, Inc. and Apollo Pharmaceutical, Inc. IGI sub-licensed the rights to obtain FDA approval for and market IGI's PTH (1-34) compound using Novasome® lipid vesicle encapsulation technology for psoriasis, which is slated for Phase II clinical trials, to Manhattan Pharmaceuticals, Inc. IGI is also exploring the licensing of the topical PTH (7-34) compound for the prevention/treatment of chemotherapy induced-alopecia in patients undergoing chemotherapy.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

Revenues:
Product sales, net	$490	$593	$856	$1,092
R&D Revenues	133	-	163	6
Licensing and royalty income	194	232	379	502

Total revenues	817	825	1,398	1,600

Cost and expenses:
Cost of sales	444	354	711	767
Selling, general and administrative expenses	442	362	900	673
Product development and research expenses	271	265	561	500

Operating (loss)	(340)	(156)	(774)	(340)
Loss on impairment of investment securities	-	(77)	-	(77)
Interest (expense) income	(28)	2	(70)	5
Other income	-	32	24	32

Loss before benefit for income taxes	(368)	(199)	(820)	(380)

Benefit for income taxes	-	8	-	6

Net loss	$(368)	$(191)	$(820)	$(374)

Basic and Diluted Loss Per Share
Net loss per share	$(.03)	$(.02)	$(.06)	$(.03)

Weighted Average of Common Stock and
Common Stock Equivalents Outstanding
Basic and diluted	12,781,255	11,859,984	12,705,984	11,771,247

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	June 30, 2006
	(unaudited)	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$24	$365
Restricted cash	50	50
Accounts receivable, less allowance for doubtful accounts
of $7 in 2006 and $ 30 in 2005	421	268
Licensing and royalty income receivable	77	147
Inventories	614	261
Prepaid expenses and other current assets	96	83

Total current assets	1,282	1,174
Property, plant and equipment, net	2,370	2,909
Assets held for sale	388	-
License fee, net	950	1,000
Other assets	78	52

Total assets	$5,068	$5,135

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$833	$350
Accrued expenses	191	220
Note payable - related party	1,090	1,015
Deferred income	95	90

Total current liabilities	2,209	1,675
Deferred income	68	102

Total liabilities	2,277	1,777

Stockholders' equity:
Common stock $.01 par value, 50,000,000 shares authorized;
14,799,852 and 14,484,519 shares issued in 2006 and 2005,
respectively	148	145
Additional paid-in capital	25,323	25,073
Accumulated deficit	(21,285)	(20,465)
Less treasury stock, 1,965,740 shares at cost	(1,395)	(1,395)

Total stockholders' equity	2,791	3,358

Total liabilities and stockholders' equity	$5,068	$5,135

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